CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$2,318,050	$233.43

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933

November 2015 Pricing Supplement No. 298 Registration Statement No. 333-190038 Dated November 13, 2015 Filed pursuant to Rule 424(b)(2)

STRUCTURED INVESTMENTS

Opportunities in U.S. and International Equities

Trigger PLUS Based on the Value of the Worse Performing of the EURO STOXX 50® Index and the S&P 500® Index due May 16, 2019

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Unlike conventional debt securities, the Trigger Performance Leveraged Upside SecuritiesSM (the “Trigger PLUS”) will pay no interest and do not guarantee any return of principal at maturity. If the final underlier value of each underlier is greater than its initial underlier value, at maturity investors will receive the stated principal amount of their investment plus leveraged upside performance of the worse performing underlier. If the final underlier value of either underlier is less than or equal to its initial underlier value but the final underlier value of each underlier is greater than or equal to its trigger value, at maturity investors will receive the stated principal amount of their investment. However, if the final underlier value of either underlier is less than its trigger value, at maturity investors will lose 1% of the stated principal amount of their investment for every 1% that the final underlier value of the worse performing underlier is less than its initial underlier value. Under these circumstances, the amount investors receive will be less than 70% of the stated principal amount and could be zero. The payment at maturity on the Trigger PLUS is based solely on the worse performing underlier and you will not benefit from the performance of the better performing underlier. Therefore, investors will receive a positive return on their investment only if the final underlier value of each underlier is greater than its initial underlier value but investors will lose a significant amount of their investment if the final underlier value of either underlier is less than its trigger value, even if the other underlier appreciates or does not decline as much. The Trigger PLUS are for investors who seek an equity index-based return and who are willing to risk their principal based on exposure to the worse performing underlier and forgo current income in exchange for the leverage feature as applied to the worse performing underlier and the limited protection against loss that applies only if the final underlier value of each underlier is greater than or equal to its trigger value. Investors may lose their entire initial investment in the Trigger PLUS. The Trigger PLUS are unsecured and unsubordinated debt obligations of Barclays Bank PLC. Any payment on the Trigger PLUS, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page 4 of this document) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the Trigger PLUS. See “Risk Factors” and “Consent to U.K. Bail-in Power” in this document and “Risk Factors” in the accompanying prospectus addendum.

FINAL TERMS
Issuer:	Barclays Bank PLC
Underliers:	EURO STOXX 50® Index (Bloomberg ticker symbol “SX5E<Index>”) (the “SX5E Index”) and S&P 500® Index (Bloomberg ticker symbol “SPX<Index>”) (the “SPX Index”) (each an “underlier”)
Aggregate principal amount:	$2,318,050
Stated principal amount:	$10 per Trigger PLUS
Initial issue price:	$10 per Trigger PLUS (see “Commissions and initial issue price” below)
Pricing date:	November 13, 2015
Original issue date:	November 18, 2015
Valuation date†:	May 13, 2019, subject to postponement
Maturity date†:	May 16, 2019, subject to postponement
Interest:	None
Payment at maturity (per Trigger PLUS):

•      If the final underlier value of each underlier is greater than its initial underlier value:

$10 + leveraged upside payment

•      If the final underlier value of either underlier is less than or equal to its initial underlier value but the final underlier value of each underlier is greater than or equal to its trigger value:

$10

•      If the final underlier value of either underlier is less than its trigger value:

$10 × underlier performance factor of the worse performing underlier

This amount will be less than the stated principal amount of $10 and will represent a loss of more than 30%, and possibly all, of an investor’s initial investment. Investors may lose their entire initial investment in the Trigger PLUS. Any payment on the Trigger PLUS, including any repayment of principal, is not guaranteed by any third party and is subject to (a) the creditworthiness of Barclays Bank PLC and (b) the risk of exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

U.K. Bail-in Power acknowledgment:	By acquiring the Trigger PLUS, you acknowledge, agree to be bound by and consent to the exercise of, any U.K. Bail-in Power. See “Consent to U.K. Bail-in Power” on page 4 of this document.
Leveraged upside payment:	$10 × leverage factor × underlier return of the worse performing underlier
Leverage factor:	210%
Trigger value:

With respect to the SX5E Index: 2,352.46, which is equal to 70% of its initial underlier value (rounded to two decimal places)

With respect to the SPX Index: 1,416.13, which is equal to 70% of its initial underlier value (rounded to two decimal places)

Underlier return:	With respect to each underlier: (final underlier value – initial underlier value) / initial underlier value
(terms continued on the next page)
Commissions and initial issue price:	Initial issue price(1)	Price to public(1)	Agent’s commissions	Proceeds to issuer
Per Trigger PLUS	$10	$10	$0.25(2) $0.05(3)	$9.70
Total	$2,318,050.00	$2,318,050.00	$69,541.50	$2,248,508.50

(1)	Our estimated value of the Trigger PLUS on the pricing date, based on our internal pricing models, is $9.391 per Trigger PLUS. The estimated value is less than the initial issue price of the Trigger PLUS. See “Additional Information Regarding Our Estimated Value of the Trigger PLUS” on page 3 of this document.

(2)	Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $0.25 for each Trigger PLUS they sell. See “Supplemental Plan of Distribution” in this document.

(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each Trigger PLUS.

One or more of our affiliates may purchase up to 15% of the aggregate principal amount of the Trigger PLUS and hold such Trigger PLUS for investment for a period of at least 30 days. Accordingly, the total principal amount of the Trigger PLUS may include a portion that was not purchased by investors on the original issue date. Any unsold portion held by our affiliate(s) may affect the supply of Trigger PLUS available for secondary trading and, therefore, could adversely affect the price of the Trigger PLUS in the secondary market. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

Investing in the Trigger PLUS involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page 12 of this document, on page S-6 of the prospectus supplement and on page PA-1 of the prospectus addendum. You should read this document together with the related prospectus, prospectus supplement, prospectus addendum and index supplement, each of which can be accessed via the hyperlinks below before you make an investment decision.

The Trigger PLUS will not be listed on any U.S. securities exchange or quotation system. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Trigger PLUS or determined that this document is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this document in the initial sale of the Trigger PLUS. In addition, Barclays Capital Inc. or another of our affiliates may use this document in market resale transactions in any of the Trigger PLUS after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this document is being used in a market resale transaction.

The Trigger PLUS constitute our unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Prospectus dated July 19, 2013	Prospectus Supplement dated July 19, 2013	Prospectus Addendum dated February 3, 2015	Index Supplement dated July 19, 2013

Trigger PLUS Based on the Value of the Worse Performing of the EURO STOXX 50® Index and the S&P 500® Index due May 16, 2019

Trigger Performance Leveraged Upside Securities

Principal at Risk Securities

Terms continued from previous page:
Initial underlier value:

With respect to the SX5E Index: 3,360.65, which is the closing level of that underlier on the pricing date

With respect to the SPX Index: 2,023.04, which is the closing level of that underlier on the pricing date

Final underlier value:	With respect to each underlier, the closing level of that underlier on the valuation date
Closing level:	With respect to each underlier, on any scheduled trading day, the closing level of that underlier as published with respect to the regular weekday close of trading on that scheduled trading day as displayed on the applicable Bloomberg Professional® service (“Bloomberg”) page as set forth under “Underliers” above or any successor page on Bloomberg or any successor service, as applicable. In certain circumstances, the closing level of an underlier will be based on the alternate calculation of that underlier described in “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices” in the accompanying prospectus supplement.
Underlier performance factor:	With respect to each underlier, its final underlier value divided by its initial underlier value
Worse performing underlier:	The underlier with the lower underlier return
CUSIP / ISIN:	06743T303 / US06743T3032
Listing:	The Trigger PLUS will not be listed on any securities exchange.
Selected dealer:	Morgan Stanley Wealth Management (“MSWM”)
†	The maturity date and valuation date are subject to postponement. See “Additional Information about the Trigger PLUS—Additional provisions—Postponement of maturity date,” “Additional Information about the Trigger PLUS—Additional provisions—Postponement of valuation date” and “Additional Information about the Trigger PLUS—Additional provisions—Market disruption events and adjustments.”
Barclays Capital Inc.

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Principal at Risk Securities

Additional Terms of the Trigger PLUS

You should read this document together with the prospectus dated July 19, 2013, as supplemented by the prospectus supplement dated July 19, 2013, the prospectus addendum dated February 3, 2015 and the index supplement dated July 19, 2013 relating to our Global Medium-Term Notes, Series A, of which the Trigger PLUS are a part. This document, together with the documents listed below, contains the terms of the Trigger PLUS and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, the prospectus addendum and the index supplement, as the Trigger PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Trigger PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated July 19, 2013:

http://www.sec.gov/Archives/edgar/data/312070/000119312513295636/d570220df3asr.htm

Prospectus supplement dated July 19, 2013:

http://www.sec.gov/Archives/edgar/data/312070/000119312513295715/d570220d424b3.htm

Prospectus addendum dated February 3, 2015:

http://www.sec.gov/Archives/edgar/data/312070/000119312515031134/d864437d424b3.htm

Index supplement dated July 19, 2013:

http://www.sec.gov/Archives/edgar/data/312070/000119312513295727/d570220d424b3.htm

Our SEC file number is 1-10257 and our Central Index Key, or CIK, on the SEC website is 0000312070. As used in this document, “we,” “us” and “our” refer to Barclays Bank PLC.

In connection with this offering, Morgan Stanley Wealth Management is acting in its capacity as a selected dealer.

Additional Information Regarding Our Estimated Value of the Trigger PLUS

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the Trigger PLUS might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the Trigger PLUS on the pricing date is less than the initial issue price of the Trigger PLUS. The difference between the initial issue price of the Trigger PLUS and our estimated value of the Trigger PLUS results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Trigger PLUS, the estimated cost that we may incur in hedging our obligations under the Trigger PLUS, and estimated development and other costs that we may incur in connection with the Trigger PLUS.

Our estimated value on the pricing date is not a prediction of the price at which the Trigger PLUS may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Trigger PLUS in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Trigger PLUS in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the Trigger PLUS in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately 40 days after the initial issue date of the Trigger PLUS because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Trigger PLUS and other costs in connection with the Trigger PLUS that we will no longer expect to incur over the term of the Trigger PLUS. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the Trigger PLUS and any agreement we may have with the distributors of the Trigger PLUS. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the Trigger PLUS based on changes in market conditions and other factors that cannot be predicted.

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Principal at Risk Securities

We urge you to read “Risk Factors” beginning on page 12 of this document.

Consent to U.K. Bail-in Power

Under the U.K. Banking Act 2009, as recently amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power under certain conditions which, in summary, include that such authority determines that: (i) a relevant entity (such as the Issuer) is failing or is likely to fail, (ii) it is not reasonably likely that (ignoring the other stabilization powers under the U.K. Banking Act) any other action will be taken to avoid the entity’s failure, (iii) the exercise of the stabilization powers are necessary taking into account certain public interest considerations such as the stability of the U.K. financial system, public confidence in the U.K. banking system and the protection of depositors and (iv) the objectives of the resolution measures would not be met to the same extent by the winding up of the entity. Notwithstanding these conditions, there remains uncertainty regarding how the relevant U.K. resolution authority would assess these conditions in deciding whether to exercise any U.K. Bail-in Power. The U.K. Bail-in Power includes any statutory write-down and conversion power, which allows for the cancellation of all, or a portion, of any amounts payable on the Trigger PLUS, including any repayment of principal and/or the conversion of all, or a portion, of any amounts payable on the Trigger PLUS, including the repayment of principal, into shares or other securities or other obligations of ours or another person, including by means of a variation to the terms of the Trigger PLUS. Accordingly, if any U.K. Bail-in Power is exercised you may lose all or a part of the value of your investment in the Trigger PLUS or receive a different security, which may be worth significantly less than the Trigger PLUS and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise its authority to implement the U.K. Bail-in Power without providing any advance notice to the holders of the Trigger PLUS.

By your acquisition of the Trigger PLUS, you acknowledge, agree to be bound by and consent to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

This is only a summary. For more information, please see “Risk Factors—You may lose some or all of your investment if any U.K. bail-in power is exercised by the relevant U.K. resolution authority” in this document and the full definition of “U.K. Bail-in Power” as well as the risk factors in the accompanying prospectus addendum.

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Principal at Risk Securities

Investment Summary

Trigger Performance Leveraged Upside Securities

Principal at Risk Securities

The Trigger PLUS Based on the Value of the Worse Performing of the EURO STOXX 50® Index and the S&P 500® Index due May 16, 2019 (the “Trigger PLUS”) can be used:

▪	As an alternative to direct exposure to the worse performing of the underliers that enhances returns for any positive performance of the worse performing underlier

▪	To enhance returns and outperform the worse performing underlier in a bullish scenario

▪	To achieve similar levels of upside exposure to the worse performing underlier as a direct investment, while using fewer dollars by taking advantage of the leverage factor

▪	To provide limited protection against a loss of principal in the event of a decline of the worse performing underlier from the pricing date to the valuation date, but only if the final underlier value of the worse performing underlier is greater than or equal to its trigger value

If the final underlier value of either underlier is less than its trigger value, the Trigger PLUS are exposed on a 1:1 basis to the negative performance of the worse performing underlier.

Maturity:	Approximately 3.5 years
Leverage factor:	210%
Trigger value:	With respect to each underlier, 70% of the initial underlier value of that underlier
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Trigger PLUS.
Interest:	None

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Principal at Risk Securities

Key Investment Rationale

The Trigger PLUS offer leveraged exposure to any positive performance of the worse performing underlier. In exchange for enhanced performance of 210% of any appreciation of the worse performing underlier, investors are exposed to the risk of loss of some or all of their investment at maturity due to the trigger feature. If the final underlier value of each underlier is greater than its initial underlier value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worse performing underlier at maturity. If the final underlier value of either underlier is less than or equal to its initial underlier value but the final underlier value of each underlier is greater than or equal to its trigger value, investors will receive the stated principal amount of their investment at maturity. However, if the final underlier value of either underlier is less than its trigger value, at maturity investors will lose 1% of the stated principal amount of their investment for every 1% that the final underlier value of the worse performing underlier is less than its initial underlier value. Under these circumstances, the amount investors receive will be less than 70% of the stated principal amount and could be zero. Investors may lose their entire initial investment in the Trigger PLUS.

Leveraged Performance	If the final underlier value of each underlier is greater than its initial underlier value, the Trigger PLUS offer investors an opportunity to capture enhanced returns for any positive performance of the worse performing underlier relative to a direct investment in that underlier.
Trigger Feature	At maturity, even if the value of either or both underliers have declined over the term of the Trigger PLUS, investors will receive their stated principal amount, but only if the final underlier value of each underlier is greater than or equal to its trigger value.
Upside Scenario	The final underlier value of each underlier is greater than its initial underlier value. In this case, at maturity, the Trigger PLUS pay the stated principal amount of $10 plus 210% of the underlier return of the worse performing underlier.
Par Scenario	The final underlier value of either underlier is less than or equal to its initial underlier value but the final underlier value of each underlier is greater than or equal to its trigger value. In this case, at maturity, the Trigger PLUS pay the stated principal amount of $10 per Trigger PLUS, even though the value of the worse performing underlier has declined.
Downside Scenario	The final underlier value of either underlier is less than its trigger value. In this case, at maturity, the Trigger PLUS pay less than 70% of the stated principal amount and the loss of the stated principal amount will be proportionate to the percentage decrease in the final underlier value of the worse performing underlier from its initial underlier value. For example, if the final underlier value of the worse performing underlier is 55% less than its initial underlier value, the Trigger PLUS will pay $4.50 per Trigger PLUS, or 45% of the stated principal amount, for a loss of 55% of the stated principal amount. There is no minimum payment at maturity on the Trigger PLUS. Accordingly, investors could lose their entire investment in the Trigger PLUS.

The payment at maturity on the Trigger PLUS is based solely on the worse performing underlier and you will not benefit from the performance of the better performing underlier. Therefore, investors will receive a positive return on their investment only if the final underlier value of each underlier is greater than its initial underlier value but investors will lose a significant amount of their investment if the final underlier value of either underlier is less than its trigger value, even if the other underlier appreciates or does not decline as much.

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Principal at Risk Securities

How the Trigger PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Trigger PLUS based on the terms listed below. The payoff diagram is based on the worse performing underlier. We make no representation or warranty as to which of the underliers will be the worse performing underlier for the purpose of calculating the payment at maturity.

Stated principal amount:	$10 per Trigger PLUS
Leverage factor:	210%
Trigger value:	With respect to each underlier, 70% of the initial underlier value of that underlier
Minimum payment at maturity:	None. You could lose your entire initial investment in the Trigger PLUS.

Trigger PLUS Payoff Diagram

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Scenario Analysis

▪	Upside Scenario. If the final underlier value of each underlier is greater than its initial underlier value, at maturity investors will receive the $10 stated principal amount plus 210% of the appreciation of the worse performing underlier from its initial underlier value to its final underlier value.

▪	For example, if the worse performing underlier appreciates by 3%, at maturity investors would receive a 6.30% return, or $10.63 per Trigger PLUS.

▪	Par Scenario. If the final underlier value of either underlier is less than or equal to its initial underlier value but the final underlier value of each underlier is greater than or equal to its trigger value, at maturity investors will receive the stated principal amount of $10 per Trigger PLUS.

▪	For example, if the worse performing underlier depreciates by 5%, at maturity investors would receive the $10 stated principal amount per Trigger PLUS.

▪	Downside Scenario. If the final underlier value of either underlier is less than its trigger value, at maturity investors will receive an amount that is less than 70% of the $10 stated principal amount and that will reflect a 1% loss of principal for each 1% decline in the worse performing underlier. Investors may lose their entire initial investment in the Trigger PLUS.

▪	For example, if the worse performing underlier depreciates 50%, investors would lose 50% of their principal and receive only $5.00 per Trigger PLUS at maturity, or 50% of the stated principal amount, even if the other underlier has appreciated or has not declined as much.

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What Is the Total Return on the Trigger PLUS at Maturity, Assuming a Range of Performances for the Worse Performing Underlier?

The following table and examples illustrate the hypothetical payment at maturity and hypothetical total return at maturity on the Trigger PLUS. The “total return” as used in this document is the number, expressed as a percentage, that results from comparing the payment at maturity per $10 stated principal amount to $10.00. The table and examples set forth below assume, for each underlier, a hypothetical initial underlier value of 100.00 and a hypothetical trigger value of 70.00 (or 70% of the hypothetical initial underlier value of each underlier) and reflect the leverage factor of 210%. The hypothetical initial underlier value of 100.00 for each underlier has been chosen for illustrative purposes only and does not represent the actual initial underlier value for either underlier. Please see “EURO STOXX 50® Index Overview” and “S&P 500® Index Overview” below for recent actual values of the underliers. The actual initial underlier value and trigger value for each underlier are set forth on the cover of this document. The table and examples below are based on the worse performing underlier. We make no representation or warranty as to which of the underliers will be the worse performing underlier for the purpose of calculating the payment at maturity. The “worse performing underlier” is the underlier with the lower underlier return. Each hypothetical payment at maturity or total return set forth below is for illustrative purposes only and may not be the actual payment at maturity or total return applicable to a purchaser of the Trigger PLUS. The numbers appearing in the following table and examples have been rounded for ease of analysis. The table and examples below do not take into account any tax consequences from investing in the Trigger PLUS.

Final Underlier Value of the Worse Performing Underlier	Underlier Return of the Worse Performing Underlier	Underlier Performance Factor of the Worse Performing Underlier	Payment at Maturity	Total Return on Trigger PLUS
150.00	50.00%	N/A	$20.500	105.00%
140.00	40.00%	N/A	$18.400	84.00%
130.00	30.00%	N/A	$16.300	63.00%
120.00	20.00%	N/A	$14.200	42.00%
110.00	10.00%	N/A	$12.100	21.00%
105.00	5.00%	N/A	$11.050	10.50%
102.50	2.50%	N/A	$10.525	5.25%
101.00	1.00%	N/A	$10.210	2.10%
100.00	0.00%	N/A	$10.000	0.00%
95.00	-5.00%	95.00%	$10.000	0.00%
90.00	-10.00%	90.00%	$10.000	0.00%
85.00	-15.00%	85.00%	$10.000	0.00%
80.00	-20.00%	80.00%	$10.000	0.00%
70.00	-30.00%	70.00%	$10.000	0.00%
60.00	-40.00%	60.00%	$6.000	-40.00%
50.00	-50.00%	50.00%	$5.000	-50.00%
40.00	-60.00%	40.00%	$4.000	-60.00%
30.00	-70.00%	30.00%	$3.000	-70.00%
20.00	-80.00%	20.00%	$2.000	-80.00%
10.00	-90.00%	10.00%	$1.000	-90.00%
0.00	-100.00%	0.00%	$0.000	-100.00%

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Hypothetical Examples of Amount Payable at Maturity

The following examples illustrate how the payment at maturity and total return in different hypothetical scenarios are calculated.

Example 1: The final underlier value of each underlier is greater than its initial underlier value:

	EURO STOXX 50® Index	S&P 500® Index
Hypothetical Initial Underlier Value	100.00	100.00
Hypothetical Final Underlier Value	110.00	150.00

Because the final underlier value of each underlier is greater than its initial underlier value, the payment at maturity per Trigger PLUS is calculated as follows:

$10 + leveraged upside payment

= $10 + ($10 × leverage factor × underlier return of the worse performing underlier)

Step 1: Calculate the underlier return of each underlier:

underlier return of the SX5E Index:

(final underlier value – initial underlier value) / initial underlier value = (110.00 – 100.00) / 100.00 = 10.00%

underlier return of the SPX Index:

(final underlier value – initial underlier value) / initial underlier value = (150.00 – 100.00) / 100.00 = 50.00%

Step 2: Determine the worse performing underlier: The SX5E Index is the underlier with the lower underlier return.

Step 3: Calculate the leveraged upside payment:

leveraged upside payment = $10 × leverage factor × underlier return of worse performing underlier = ($10 × 210% × 10.00%) = $2.100

Thus, the payment at maturity is equal to $12.100 per Trigger PLUS, representing a 21.00% total return on the Trigger PLUS. As this example illustrates, even if both underliers appreciate, the payment at maturity will depend solely on the performance of the worse performing underlier and you will not benefit from the performance of the better performing underlier.

Example 2: The final underlier value of at least one underlier is less than or equal to its initial underlier value but the final underlier value of each underlier is greater than or equal to its trigger value:

	EURO STOXX 50® Index	S&P 500® Index
Hypothetical Initial Underlier Value	100.00	100.00
Hypothetical Final Underlier Value	90.00	120.00

Because the final underlier value of at least one underlier is less than or equal to its initial underlier value but the final underlier value of each underlier is greater than or equal to its trigger value, the payment at maturity is equal to the stated principal amount of $10.000 per Trigger PLUS.

The total return on the Trigger PLUS is 0.00%.

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Example 3: The final underlier value of either underlier is less than its trigger value:

	EURO STOXX 50® Index	S&P 500® Index
Hypothetical Initial Underlier Value	100.00	100.00
Hypothetical Final Underlier Value	125.00	50.00

Because the final underlier value of at least one underlier is less than its trigger value, the payment at maturity per Trigger PLUS is calculated as follows:

$10 × underlier performance factor of the worse performing underlier

= $10 × (final underlier value of the worse performing underlier / initial underlier value of the worse performing underlier)

Step 1: Calculate the underlier return of each underlier:

underlier return of the SX5E Index:

(final underlier value – initial underlier value) / initial underlier value = (125.00 – 100.00) / 100.00 = 25.00%

underlier return of the SPX Index:

(final underlier value – initial underlier value) / initial underlier value = (50.00 – 100.00) / 100.00 = -50.00%

Step 2: Determine the worse performing underlier: The SPX Index is the underlier with the lower underlier return.

Step 3: Calculate the payment at maturity:

$10 × (final underlier value of the worse performing underlier / initial underlier value of the worse performing underlier)

= $10 × (50.00 / 100.00) = $5.000

The total return on the Trigger PLUS is -50.00%. As this example illustrates, if the final underlier value of either underlier is less than its trigger value, you will incur a significant loss on your investment, even if the other underlier has appreciated or has not declined as much.

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Risk Factors

An investment in the Trigger PLUS involves significant risks. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Trigger PLUS. Investing in the Trigger PLUS is not equivalent to investing directly in either or both of the underliers or any of the securities composing the underliers. The following is a non-exhaustive list of certain key risk factors for investors in the Trigger PLUS. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” in the prospectus supplement, the prospectus addendum and the index supplement, including the risk factors discussed under the following headings of the prospectus supplement (unless otherwise noted):

o	“Risk Factors—Risks Relating to All Securities”;

o	“Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”;

o	“Risk Factors—Additional Risks Relating to Notes Which Pay No Interest or Pay Interest at a Low Rate”;

o	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”;

o	“Risk Factors—Additional Risks Relating to Securities Which Contain a Multiplier”;

o	“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

o	“Risk Factors—Additional Risks Relating to Securities with More than One Reference Asset, Where the Performance of the Security Is Based on the Performance of Only One Reference Asset”; and

o	“Risk Factors—Under the terms of the notes, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” (in the accompanying prospectus addendum).

▪	The trigger feature provides protection only for a limited range of negative performances of the underliers, and the Trigger PLUS do not pay interest or guarantee return of principal. The terms of the Trigger PLUS differ from those of ordinary debt securities in that the Trigger PLUS do not pay interest or guarantee payment of the principal amount at maturity. If the final underlier value of either underlier is less than its trigger value (which is, for each underlier, 70% of the initial underlier value of that underlier), the payment at maturity will be an amount in cash that is significantly less than the $10 stated principal amount of each Trigger PLUS by an amount proportionate to the decrease in the final underlier value of the worse performing underlier from its initial underlier value. There is no minimum payment at maturity on the Trigger PLUS and, accordingly, you could lose your entire initial investment in the Trigger PLUS.

▪	Credit of issuer. The Trigger PLUS are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Trigger PLUS, including any repayment of principal, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Trigger PLUS and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the Trigger PLUS.

▪	You may lose some or all of your investment if any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority. Under the U.K. Banking Act 2009, as recently amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power under certain conditions which, in summary, include that such authority determines that: (i) a relevant entity (such as the Issuer) is failing or is likely to fail, (ii) it is not reasonably likely that (ignoring the other stabilization powers under the U.K. Banking Act) any other action will be taken to avoid the entity’s failure, (iii) the exercise of the stabilization powers are necessary taking into account certain public interest considerations such as the stability of the U.K. financial system, public confidence in the U.K. banking system and the protection of depositors and (iv) the objectives of the resolution measures would not be met to the same extent by the winding up of the entity. Notwithstanding these conditions, there remains uncertainty regarding how the relevant U.K. resolution authority would assess these conditions in deciding whether to exercise any U.K. Bail-in Power. The U.K. Bail-in Power includes any statutory write-down and conversion power, which allows for the cancellation of all, or a portion, of any amounts payable on the Trigger PLUS, including any repayment of principal and/or the conversion of all, or a portion, of any amounts payable on the Trigger PLUS, including the repayment of principal, into shares or other securities or other obligations of ours or another person, including by means of a variation to the terms of the Trigger PLUS. Accordingly, if any U.K. Bail-in Power is exercised you may lose all or a part of the value of your investment in the Trigger PLUS or receive a different security, which may be worth significantly less than the Trigger PLUS and which may have significantly fewer protections than those typically afforded

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Principal at Risk Securities

to debt securities. Moreover, the relevant U.K. resolution authority may exercise its authority to implement the U.K. Bail-in Power without providing any advance notice to the holders of the Trigger PLUS.

By your acquisition of the Trigger PLUS, you acknowledge, agree to be bound by and consent to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Trigger PLUS will not be a default or an Event of Default (as each term is defined in the indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Trigger PLUS. Accordingly, your rights as a holder of the Trigger PLUS are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. Please see “Consent to U.K. Bail-in Power” in this document and the risk factors in the accompanying prospectus addendum for more information.

▪	You are exposed to the market risk of each underlier. Your return on the Trigger PLUS is not linked to a basket consisting of each underlier. Rather, it will be contingent upon the independent performance of each underlier. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlier. Poor performance by either underlier over the term of the Trigger PLUS may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlier. If the final underlier value of either underlier is less than its trigger value, you will be fully exposed to the decline in the worse performing underlier over the term of the Trigger PLUS on a 1-to-1 basis, even if the other underlier has appreciated or has not declined as much. Under this scenario, the value of any such payment will be less than 70% of the stated principal amount and could be zero. Accordingly, your investment is subject to the market risk of each underlier.

▪	Because the Trigger PLUS are linked to the performance of the worse performing underlier, you are less likely to receive a positive return on your investment, and you are exposed to greater risks of sustaining a significant loss on your investment than if the Trigger PLUS were linked to just one underlier. The likelihood of receiving a positive return is lower, and the risk that you will suffer a significant loss on your investment is greater, if you invest in the Trigger PLUS as opposed to substantially similar securities that are linked to the performance of just one underlier. With two underliers, it is more likely that either underlier will close below its initial underlier value or its trigger value on the valuation date than if the Trigger PLUS were linked to only one underlier, and therefore it is less likely that you will receive a positive return and more likely that you will suffer a significant loss on your investment.

▪	Investing in the Trigger PLUS is not equivalent to investing in either or both underliers. Investing in the Trigger PLUS is not equivalent to investing in either or both underliers or the securities composing the underliers. Investors in the Trigger PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the securities composing the underliers.

▪	The Trigger PLUS will not be listed on any securities exchange, and secondary trading may be limited. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the Trigger PLUS in the secondary market but are not required to do so and may cease any such market making activities at any time, without notice. Even if a secondary market develops, it may not provide enough liquidity to allow you to trade or sell the Trigger PLUS easily. Because other dealers are not likely to make a secondary market for the Trigger PLUS, the price, if any, at which you may be able to trade your Trigger PLUS is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Trigger PLUS. In addition, Barclays Capital Inc. or one or more of our other affiliates may at any time hold an unsold portion of the Trigger PLUS (as described on the cover page of this document), which may inhibit the development of a secondary market for the Trigger PLUS . The Trigger PLUS are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your Trigger PLUS to maturity.

▪	Potential conflicts. We and our affiliates play a variety of roles in connection with the issuance of the Trigger PLUS, including acting as calculation agent and hedging our obligations under the Trigger PLUS. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Trigger PLUS. The calculation agent has determined the initial underlier values and the trigger values and will determine the final underlier values and the worse performing underlier and will calculate the amount of cash, if any, you will receive at maturity. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the final underlier values in the event of a discontinuance of either or both underliers, may adversely affect the payment to you at maturity.

▪	Suitability of the Trigger PLUS for investment. You should reach a decision to invest in the Trigger PLUS after carefully considering, with your advisors, the suitability of the Trigger PLUS in light of your investment objectives and the specific information set out in this document, the prospectus addendum, prospectus supplement and the prospectus. Neither the issuer nor Barclays Capital Inc. makes any recommendation as to the suitability of the Trigger PLUS for investment.

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▪	The payment at maturity on the Trigger PLUS is not based on the values of the underliers at any time other than the valuation date. The payment at maturity is not based on the values of the underliers at any time other than on the valuation date and will be based solely on the final underlier value of the worse performing underlier as compared to its initial underlier value. Therefore, the payment at maturity, if any, that you will receive for your Trigger PLUS may be significantly less than if the payment at maturity were linked to the values of the underliers at any time other than the valuation date.

▪	The Trigger PLUS are subject to risks associated with non-U.S. equity securities with respect to the SX5E Index. The equity securities included in the SX5E Index have been issued by non-U.S. companies. Investments in Trigger PLUS linked to the value of any non-U.S. equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about non-U.S. companies than about U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

▪	The Trigger PLUS do not provide direct exposure to fluctuations in foreign exchange rates with respect to the SX5E Index. The value of the Trigger PLUS will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the securities composing the SX5E Index are denominated, although any currency fluctuations could affect the performance of the SX5E Index. Therefore, if any applicable currency appreciates or depreciates relative to the U.S. dollar over the term of the Trigger PLUS, you will not receive any additional payment or incur any reduction in your payment at maturity.

▪	Adjustments to the underliers could adversely affect the value of the Trigger PLUS. The publisher of each underlier may discontinue or suspend calculation or publication of that underlier at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlier and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.

▪	Hedging and trading activity by the issuer and its affiliates could potentially adversely affect the value of the Trigger PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Trigger PLUS on or prior to the pricing date and prior to maturity could adversely affect the values of the underliers and, as a result, could decrease the amount an investor may receive on the Trigger PLUS at maturity. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial underlier values and, therefore, the values at or above which the respective underliers must close on the valuation date so that the investor does not suffer a loss on their initial investment in the Trigger PLUS. Additionally, such hedging or trading activities during the term of the Trigger PLUS, including on the valuation date, could potentially affect the values of the underliers on the valuation date and, accordingly, the amount of cash an investor will receive at maturity, if any.

▪	The market price of the Trigger PLUS will be influenced by many unpredictable factors. Several factors will influence the value of the Trigger PLUS in the secondary market and the price at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC may be willing to purchase or sell the Trigger PLUS in the secondary market. Although we expect that generally the values of the underliers on any day will affect the value of the Trigger PLUS more than any other single factor, other factors that may influence the value of the Trigger PLUS include:

o	the value and volatility (frequency and magnitude of changes in value) of each underlier;

o	correlation (or lack of correlation) of the underliers,

o	dividend rates on the securities composing the underliers;

o	interest and yield rates in the market;

o	time remaining until the Trigger PLUS mature;

o	supply and demand for the Trigger PLUS;

o	exchange rates of the U.S. dollar relative to the currencies in which the securities composing the SX5E Index trade;

o	geopolitical conditions and economic, financial, political, regulatory and judicial events that affect the securities composing the underliers and that may affect the final underlier values; and

o	any actual or anticipated changes in our credit ratings or credit spreads.

The values of the underliers may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “EURO STOXX 50® Index Overview” and “S&P 500® Index Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Trigger PLUS if you try to sell your Trigger PLUS prior to maturity.

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▪	The estimated value of your Trigger PLUS is lower than the initial issue price of your Trigger PLUS. The estimated value of your Trigger PLUS on the pricing date is lower than the initial issue price of your Trigger PLUS. The difference between the initial issue price of your Trigger PLUS and the estimated value of the Trigger PLUS is a result of certain factors, such as any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Trigger PLUS, the estimated cost that we may incur in hedging our obligations under the Trigger PLUS, and estimated development and other costs that we may incur in connection with the Trigger PLUS.

▪	The estimated value of your Trigger PLUS might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market. The estimated value of your Trigger PLUS on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above might be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market.

▪	The estimated value of the Trigger PLUS is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions. The estimated value of your Trigger PLUS on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Trigger PLUS may not be consistent with those of other financial institutions that may be purchasers or sellers of Trigger PLUS in the secondary market. As a result, the secondary market price of your Trigger PLUS may be materially different from the estimated value of the Trigger PLUS determined by reference to our internal pricing models.

▪	The estimated value of your Trigger PLUS is not a prediction of the prices at which you may sell your Trigger PLUS in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your Trigger PLUS and may be lower than the estimated value of your Trigger PLUS. The estimated value of the Trigger PLUS will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Trigger PLUS from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Trigger PLUS in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Trigger PLUS. Further, as secondary market prices of your Trigger PLUS take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Trigger PLUS such as fees, commissions, discounts, and the costs of hedging our obligations under the Trigger PLUS, secondary market prices of your Trigger PLUS will likely be lower than the initial issue price of your Trigger PLUS. As a result, the price, at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Trigger PLUS from you in secondary market transactions, if any, will likely be lower than the price you paid for your Trigger PLUS, and any sale prior to the maturity date could result in a substantial loss to you.

▪	The temporary price at which we may initially buy the Trigger PLUS in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your Trigger PLUS. Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the Trigger PLUS in the secondary market (if Barclays Capital Inc. makes a market in the Trigger PLUS, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Trigger PLUS on the pricing date, as well as the secondary market value of the Trigger PLUS, for a temporary period after the initial issue date of the Trigger PLUS. The price at which Barclays Capital Inc. may initially buy or sell the Trigger PLUS in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Trigger PLUS.

▪	We and our affiliates may engage in various activities or make determinations that could materially affect your Trigger PLUS in various ways and create conflicts of interest. We and our affiliates establish the offering price of the Trigger PLUS for initial sale to the public, and the offering price is not based upon any independent verification or valuation. Additionally, the role played by Barclays Capital Inc., as a dealer in the Trigger PLUS, could present it with significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the Trigger PLUS. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the Trigger PLUS and such compensation or financial benefit may serve as an incentive to sell these Trigger PLUS instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Trigger PLUS. Furthermore, we and our affiliates make markets in and trade various financial instruments or products for their own accounts and for the account of their clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These

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financial instruments and products may include securities, instruments or assets that may serve as the underliers, basket underliers or constituents of the underliers of the Trigger PLUS. Such market making, trading activities, other investment banking and financial services may negatively impact the value of the Trigger PLUS. Furthermore, in any such market making, trading activities, and other services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the Trigger PLUS. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the Trigger PLUS into account in conducting these activities.

▪	The U.S. federal income tax consequences of an investment in the Trigger PLUS are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Trigger PLUS, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Trigger PLUS are uncertain, and the IRS or a court might not agree with the treatment of the Trigger PLUS as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment for the Trigger PLUS, the tax consequences of the ownership and disposition of the Trigger PLUS could be materially and adversely affected. In addition, as described below under “Additional provisions—Tax considerations,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect. You should review carefully the sections of the accompanying prospectus supplement entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the Trigger PLUS (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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EURO STOXX 50® Index Overview

The SX5E Index is calculated, maintained and published by STOXX Limited, a company owned by Deutsche Börse AG and SIX Group AG. The SX5E Index provides a blue-chip representation of supersector leaders in the Eurozone. The SX5E Index represents supersector leaders in the Eurozone in terms of free-float market capitalization and covers 50 stocks from 12 Eurozone countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. Publication of the SX5E Index was introduced on February 26, 1998, with a base value of 1,000 as of December 31, 1991. The information on the SX5E Index provided in this document should be read together with the discussion under the heading “Non—Proprietary Indices—Equity Indices—EURO STOXX 50® Index” in the accompanying index supplement.

Information about the SX5E Index as of market close on November 13, 2015:

Bloomberg Ticker Symbol:	SX5E	52 Week High:	3,828.78
Current Closing Level:	3,360.65	52 Week Low:	2,982.90
52 Weeks Ago (11/14/2014):	3,059.99

The following table sets forth the published high, low and period-end closing levels of the SX5E Index for each quarter for the period of January 2, 2008 through November 13, 2015. The associated graph shows the closing levels of the SX5E Index for each day in the same period. The closing level of the SX5E Index on November 13, 2015 was 3,360.65. We obtained the closing levels below from Bloomberg, without independent verification. Historical performance of the SX5E Index should not be taken as an indication of future performance. Future performance of the SX5E Index may differ significantly from historical performance, and no assurance can be given as to the closing level of the SX5E Index during the term of the Trigger PLUS, including on the valuation date. We cannot give you assurance that the performance of the SX5E Index will result in the return of any of your initial investment.

EURO STOXX 50® Index	High	Low	Period End
2008
First Quarter	4,339.23	3,431.82	3,628.06
Second Quarter	3,882.28	3,340.27	3,352.81
Third Quarter	3,445.66	3,000.83	3,038.20
Fourth Quarter	3,113.82	2,165.91	2,447.62
2009
First Quarter	2,578.43	1,809.98	2,071.13
Second Quarter	2,537.35	2,097.57	2,401.69
Third Quarter	2,899.12	2,281.47	2,872.63
Fourth Quarter	2,992.08	2,712.30	2,964.96
2010
First Quarter	3,017.85	2,631.64	2,931.16
Second Quarter	3,012.65	2,488.50	2,573.32
Third Quarter	2,827.27	2,507.83	2,747.90
Fourth Quarter	2,890.64	2,650.99	2,792.82
2011
First Quarter	3,068.00	2,721.24	2,910.91
Second Quarter	3,011.25	2,715.88	2,848.53
Third Quarter	2,875.67	1,995.01	2,179.66
Fourth Quarter	2,476.92	2,090.25	2,316.55
2012
First Quarter	2,608.42	2,286.45	2,477.28
Second Quarter	2,501.18	2,068.66	2,264.72
Third Quarter	2,594.56	2,151.54	2,454.26
Fourth Quarter	2,659.95	2,427.32	2,635.93

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EURO STOXX 50® Index	High	Low	Period End
2013
First Quarter	2,749.27	2,570.52	2,624.02
Second Quarter	2,835.87	2,511.83	2,602.59
Third Quarter	2,936.20	2,570.76	2,893.15
Fourth Quarter	3,111.37	2,902.12	3,109.00
2014
First Quarter	3,172.43	2,962.49	3,161.60
Second Quarter	3,314.80	3,091.52	3,228.24
Third Quarter	3,289.75	3,006.83	3,225.93
Fourth Quarter	3,277.38	2,874.65	3,146.43
2015
First Quarter	3,731.35	3,007.91	3,697.38
Second Quarter	3,828.78	3,424.30	3,424.30
Third Quarter	3,686.58	3,019.34	3,100.67
Fourth Quarter (through November 13, 2015)	3,468.21	3,069.05	3,360.65

SX5E Index Historical Performance— January 2, 2008 to November 13, 2015

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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S&P 500® Index Overview

The SPX Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For more information about the SPX Index, see “Non-Proprietary Indices—Equity Indices—S&P 500® Index” in the accompanying index supplement.

Information about the SPX Index as of market close on November 13, 2015:

Bloomberg Ticker Symbol:	SPX	52 Week High:	2,130.82
Current Closing Level:	2,023.04	52 Week Low:	1,867.61
52 Weeks Ago (11/14/2014):	2,039.82

The following table sets forth the published high, low and period-end closing levels of the SPX Index for each quarter for the period of January 2, 2008 through November 13, 2015. The associated graph shows the closing levels of the SPX Index for each day in the same period. The closing level of the SPX Index on November 13, 2015 was 2,023.04. We obtained the closing levels below from Bloomberg, without independent verification. Historical performance of the SPX Index should not be taken as an indication of future performance. Future performance of the SPX Index may differ significantly from historical performance, and no assurance can be given as to the closing level of the SPX Index during the term of the Trigger PLUS, including on the valuation date. We cannot give you assurance that the performance of the SPX Index will result in the return of any of your initial investment.

S&P 500® Index	High	Low	Period End
2008
First Quarter	1,447.16	1,273.37	1,322.70
Second Quarter	1,426.63	1,278.38	1,280.00
Third Quarter	1,305.32	1,106.39	1,166.36
Fourth Quarter	1,161.06	752.44	903.25
2009
First Quarter	934.70	676.53	797.87
Second Quarter	946.21	811.08	919.32
Third Quarter	1,071.66	879.13	1,057.08
Fourth Quarter	1,127.78	1,025.21	1,115.10
2010
First Quarter	1,174.17	1,056.74	1,169.43
Second Quarter	1,217.28	1,030.71	1,030.71
Third Quarter	1,148.67	1,022.58	1,141.20
Fourth Quarter	1,259.78	1,137.03	1,257.64
2011
First Quarter	1,343.01	1,256.88	1,325.83
Second Quarter	1,363.61	1,265.42	1,320.64
Third Quarter	1,353.22	1,119.46	1,131.42
Fourth Quarter	1,285.09	1,099.23	1,257.60
2012
First Quarter	1,416.51	1,277.06	1,408.47
Second Quarter	1,419.04	1,278.04	1,362.16
Third Quarter	1,465.77	1,334.76	1,440.67
Fourth Quarter	1,461.40	1,353.33	1,426.19

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S&P 500® Index	High	Low	Period End
2013
First Quarter	1,569.19	1,457.15	1,569.19
Second Quarter	1,669.16	1,541.61	1,606.28
Third Quarter	1,725.52	1,614.08	1,681.55
Fourth Quarter	1,848.36	1,655.45	1,848.36
2014
First Quarter	1,878.04	1,741.89	1,872.34
Second Quarter	1,962.87	1,815.69	1,960.23
Third Quarter	2,011.36	1,909.57	1,972.29
Fourth Quarter	2,090.57	1,862.49	2,058.90
2015
First Quarter	2,117.39	1,992.67	2,067.89
Second Quarter	2,130.82	2,057.64	2,063.11
Third Quarter	2,128.28	1,867.61	1,920.03
Fourth Quarter (through November 13, 2015)	2,109.79	1,923.82	2,023.04

SPX Index Historical Performance— January 2, 2008 to November 13, 2015

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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Additional Information about the Trigger PLUS

Please read this information in conjunction with the terms on the cover page of this document.

Additional provisions:
Postponement of maturity date:	The maturity date will be postponed if the valuation date is postponed due to the occurrence or continuance of a market disruption event on the valuation date. In such a case, the maturity date will be postponed by the same number of business days from but excluding the originally scheduled valuation date. See “Terms of the Notes—Maturity Date” in the accompanying prospectus supplement and “Market disruption events and adjustments” below.
Postponement of valuation date:	The valuation date may be postponed due to the occurrence or continuance of a market disruption event on such date.
 See “Market disruption events and adjustments” below.
Notwithstanding anything to the contrary in the accompanying prospectus supplement, the valuation date may be postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on such date.
Market disruption events and adjustments:

The calculation agent may adjust any variable described in this document, including but not limited to the maturity date, the valuation date, the initial underlier values, the trigger values and the final underlier values (and any combination thereof) as described below and in the following sections of the accompanying prospectus supplement:

•     For a description of what constitutes a market disruption event as well as the consequences of that market disruption event with respect to each underlier, see “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities.” If the calculation agent determines that on the valuation date, a market disruption event has occurred and is continuing with respect to either underlier, the valuation date will be postponed.
If such postponement occurs, the final underlier value of each underlier shall be determined using the closing levels of each underlier on the first following scheduled trading day on which no market disruption event occurs or is continuing with respect to either underlier. In no event, however, will the valuation date be postponed by more than five scheduled trading days.
If the calculation agent determines that a market disruption event has occurred and is continuing in respect of either underlier on such fifth day, the calculation agent will determine the final underlier value of either underlier unaffected by such market disruption event using the closing level of such underlier on such fifth day, and will determine the final underlier value of either underlier affected by such market disruption event using an estimate of the price of such underlier that would have prevailed on such fifth day in the absence of such event.

•     For a description of further adjustments that may affect the underliers, see “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices.”

Minimum ticketing size:	$1,000 / 100 Trigger PLUS
Tax considerations:

You should review carefully the sections entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” in the accompanying prospectus supplement. The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Trigger PLUS. The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

Based on current market conditions, in the opinion of our special tax counsel, the Trigger PLUS should be treated for U.S. federal income tax purposes as prepaid forward contracts with respect to the underliers. Assuming this treatment is respected, gain or loss on your Trigger PLUS should be treated as long-term capital gain or loss if you hold your Trigger PLUS for more than a year, whether or not you are an initial purchaser of Trigger PLUS at the original issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the Trigger PLUS could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with

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respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments and the issues presented by this notice.

Non-U.S. holders should note that recently promulgated Treasury regulations imposing a withholding tax on certain “dividend equivalents” under certain “equity linked instruments” will not apply to the Trigger PLUS.

Trustee:	The Bank of New York Mellon
Calculation agent:	Barclays Bank PLC
Use of proceeds and hedging:

The net proceeds we receive from the sale of the Trigger PLUS will be used for various corporate purposes as set forth in the prospectus and prospectus supplement and, in part, in connection with hedging our obligations under the Trigger PLUS through one or more of our subsidiaries.

We, through our subsidiaries or others, hedge our anticipated exposure in connection with the Trigger PLUS by taking positions in futures and options contracts on the underliers and any other securities or instruments we may wish to use in connection with such hedging. Trading and other transactions by us or our affiliates could affect the values of the underliers, the market value of the Trigger PLUS or any amounts payable on your Trigger PLUS. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the prospectus supplement.

ERISA:	See “Employee Retirement Income Security Act” starting on page S-120 in the accompanying prospectus supplement.
Validity of the Trigger PLUS:	In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to Barclays Bank PLC, when the Trigger PLUS offered by this pricing supplement have been executed and issued by Barclays Bank PLC and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such Trigger PLUS will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial applications giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of June 26, 2015, filed as an exhibit to a report on Form 6-K by Barclays Bank PLC on June 26, 2015, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the Trigger PLUS and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of Davis Polk & Wardwell LLP, dated June 26, 2015, which has been filed as an exhibit to the report on Form 6-K referred to above.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This document represents a summary of the terms and conditions of the Trigger PLUS. We encourage you to read the accompanying prospectus, prospectus supplement, prospectus addendum and index supplement for this offering, which can be accessed via the hyperlinks on the cover page of this document.

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Supplemental Plan of Distribution

Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $0.25 for each Trigger PLUS they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.05 for each Trigger PLUS.

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